Exhibit F
FORM OF UNDERWRITING AGREEMENT

NEW SOUTH WALES TREASURY CORPORATION
[•]% Notes due 20[•]
US$[•]
Unconditionally Guaranteed by
The Crown in Right of New South Wales
UNDERWRITING AGREEMENT

Dated as of [•], 2009

-i-

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Dear Sirs:
          New South Wales Treasury Corporation (the “Corporation”), a statutory corporation constituted under the laws of the State of New South Wales, Commonwealth of Australia, and The Crown in Right of New South Wales (the “Guarantor”) propose to issue and sell US$[•] aggregate principal amount of the Corporation’s [•]% Notes due 20[•], registered pursuant to the registration statement (the “Registration Statement”) referred to in Section 1.A(a) of this Agreement (the “Notes”), guaranteed pursuant to Section 22A(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”) by the Guarantor (the “Guarantee”). The Notes are to be issued under a fiscal agency agreement, dated [as of the date hereof] (the “Fiscal Agency Agreement”), among the Corporation, Citibank N.A., London Branch, as Paying Agent, Transfer Agent and Registrar, and Citicorp International Limited, as Fiscal Agent. Subject to the terms and conditions set forth herein, the Corporation hereby appoints you as lead manager (the “Manager”) to act on behalf of the underwriter(s) named in Schedule I hereto (the “Underwriters”), and agrees to sell to the Underwriters, and the Underwriters agree to purchase, severally and not jointly, the principal amounts of the Notes set forth opposite their names in Schedule I hereto at a purchase price equal to [•]% of the principal amount of the Notes (less the underwriting discount or commission of [•]%), plus accrued interest, if any, on the Notes from [•], 2009 to the date of payment and delivery of the principal amount of the Notes.
SECTION 1. Representations and Warranties of the Corporation and the Guarantor
     A. The Corporation represents and warrants to, and acknowledges and agrees with, each Underwriter as follows:
     (a) A registration statement on Schedule B (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Notes and the Guarantee has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Manager, and, excluding exhibits thereto, delivered to the Manager for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule

462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act (the “Securities Act Regulations”) is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Notes and the Guarantee that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1.A.(c) hereof) together with each Issuer Free Writing Prospectus (as defined below) listed in Part B of Schedule II hereto is hereinafter called the “Time of Sale Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3.A.(b) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act (including any Term Sheet (as defined below)) relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”.
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter through a Manager expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is [•] [a.][p.]m. (Eastern time) on the date of this Agreement; the Time of Sale Prospectus, as of the Applicable Time did not, and as of the Time of Delivery (as defined below) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Preliminary Prospectus as of the Applicable Time did not, and as of the Time of Delivery (as defined in Section 4(b)) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by any Underwriter through a Manager expressly for use therein;
     (d) The Registration Statement conforms, and the Time of Sale Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the Securities Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter through a Manager expressly for use therein;
     (e) The Corporation has not distributed and will not distribute, prior to the Time of Delivery (as defined in Section 4(b)), any offering material in connection with the offering and sale of the Notes and the Guarantee other than each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (as approved by the Underwriters pursuant to Section 3.A(h)) or the Registration Statement, each as amended or supplemented prior to or as at the Time of Delivery;
     (f) The Corporation is not and, after giving effect to the offering and sale of the Notes, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (g) The financial statements of the Corporation included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position and changes in cash flows of the Corporation as at the dates indicated and the results of its operations for the periods specified;
     (h) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Corporation, or in the earnings, business affairs or business prospects of the Corporation, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Corporation other than those in the ordinary course of business;
     (i) The Corporation is not in default in the payment of principal of, or any premium or interest on, any of its outstanding indebtedness for money borrowed and is not otherwise in default under any agreement or instrument evidencing or relating to any outstanding indebtedness for money borrowed if such default would lead to an event of default if not cured within any period of grace provided for therein; and neither the execution and delivery of, nor compliance with, this Agreement or the Notes will conflict with, or constitute a breach of, or a default under, any agreement or other instrument to which the Corporation is a party or by which it is bound or any law or regulation applicable to it;
     (j) No litigation or proceeding of any kind is pending or, to the knowledge of the Corporation, threatened, attacking, or in any manner questioning the proceedings and authority under which the Notes are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Notes have been repealed, revoked or rescinded in whole or in part; and no such litigation or proceeding of any kind is pending, or to the knowledge of the Corporation, threatened against or affecting the Corporation which in any such case could reasonably be expected to have a material adverse effect on the ability of the Corporation to perform its payment obligations under the Notes or on the transactions contemplated herein;
     (k) The Notes have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to their issuance) and, when executed, issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Fiscal Agency Agreement against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will, by virtue of the Guarantee to be given by the Guarantor pursuant to Section 22A(1) of the PAFA Act, be guaranteed as to payment of all amounts owing thereon by the Guarantor, and will be entitled to the benefits of the Fiscal Agency Agreement in the form heretofore delivered to the Underwriters; and the Notes and the Fiscal Agency Agreement conform in all material respects to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus;
     (l) The Corporation is a statutory corporation of the State of New South Wales constituted and governed by the Treasury Corporation Act 1983 of New South Wales and has full power and authority to enter into this Agreement and the Fiscal Agency Agreement and to perform and comply with the terms and provisions of the Notes, this Agreement and the Fiscal Agency Agreement, and all action required to be taken for the due and proper authorization, execution and delivery by the Corporation of the Notes, this Agreement and the Fiscal Agency Agreement and the consummation of the transactions contemplated hereby and thereby, as they each relate to the Corporation, has been duly and validly taken;
     (m) The Notes and the Fiscal Agency Agreement have each been duly authorized by the Corporation and, when duly executed and delivered in accordance with their respective terms by each of the parties thereto, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (n) The execution and delivery of the Notes, this Agreement and the Fiscal Agency Agreement, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions herein and therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the laws of the State of New South Wales or the Commonwealth of Australia or any regulations, orders or judgments to which the Corporation or any of its assets is subject or any agreement or instrument to which the Corporation is a party or by which it is bound;
     (o) The Corporation acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person; additionally, no Underwriter is advising the Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Corporation shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto; any review by the Underwriters of the Corporation, the Guarantor, the transaction contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Corporation or the Guarantor;
     (p) All consents, authorizations, licenses or approvals of and registrations and filings with any governmental or regulatory authority required in connection with the issuance and sale of the Notes and the execution and delivery of this Agreement and the Fiscal Agency Agreement by the Corporation as herein contemplated and the performance of the Corporation’s payment obligations under the Notes and the performance of the terms of this Agreement and the Fiscal Agency Agreement and the performance of the Guarantor’s obligations under the Guarantee have been obtained and are in full force and effect, except for such consents, authorizations, licenses or approvals of and registrations and filings with any governmental or regulatory authority as may be required under applicable U.S. state securities laws in connection with the purchase and resale of the Notes by the Underwriters;
     (q) The obligations of the Corporation under the Notes have the benefit of the statutory charge contained in Section 22C(1) of the PAFA Act on the income and revenues of the Corporation from whatever source such income and revenues arise; the moneys payable under the Notes by virtue of Section 22G(1) of the PAFA

Act rank and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms is defined in the PAFA Act) which repayment is secured by the income and revenue of the Corporation;
     (r) Subject to compliance with the requirements of Section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, neither the Corporation nor the Guarantor is required by any law or regulation or by any relevant taxing authority in the jurisdiction in which the Corporation or the Guarantor is constituted or is resident for tax purposes to make any deduction or withholding from any payment under the Notes or the Guarantee for or on account of any income, registration, transfer or turnover taxes, customs or other duties or tax of any kind;
     (s) None of the Corporation, any of its subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (t) The Corporation has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes in violation of applicable law; and
     (u) The Corporation has the power to submit, and pursuant to this Agreement, the Notes and the Fiscal Agency Agreement has submitted, or at the Time of Delivery will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any State or Federal court in The City of or State of New York; and the Corporation has the power to designate, appoint and empower, and pursuant to this Agreement, the Notes and the Fiscal Agency Agreement has, or at the Time of Delivery will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Notes and the Fiscal Agency Agreement in any State or Federal court in The City of or State of New York, as provided herein and in such documents.
     B. The Guarantor represents and warrants to, and acknowledges and agrees with, each Underwriter as follows:
     (a) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Securities Act Regulations, and, insofar as it expressly relates to the Guarantor, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter through a Manager expressly for use therein;
     (b) Insofar as it expressly relates to the Guarantor, the Time of Sale Prospectus, as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(b)) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto, insofar as it expressly relates to the Guarantor, does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and, insofar as it expressly relates to the Guarantor, each Issuer Free Writing Prospectus, as supplemented by and taken together with the Preliminary Prospectus, as of the Applicable Time did not, and as of the Time of Delivery (as defined in Section 4(b)) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by any Underwriter through a Manager expressly for use therein;
     (c) The Registration Statement conforms, and the Time of Sale Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus will conform, in all material respects to the requirements of the Act and the Securities Act Regulations and, insofar as it expressly relates to the Guarantor, do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter through a Manager expressly for use therein;
     (d) The guarantee of the Notes by the Guarantor is given under Section 22A(1) of the PAFA Act; the PAFA Act is a valid enactment of the State of New South Wales; the Guarantee constitutes the valid, binding and unconditional guarantee of the Guarantor of all amounts that may become payable by the Corporation on or in respect of each Note in the manner provided in such Note, including, without limitation, the principal and any premium, interest, or additional amounts payable in respect of such Note, when the same shall become due and payable, whether at maturity or otherwise; and the Guarantee of the Guarantor conforms in all material respects to all statements relating thereto in the Time of

Sale Prospectus and the Prospectus;
     (e) The Guarantor has not distributed and will not distribute, prior to the Time of Delivery (as defined in Section 4(b)), any offering material in connection with the offering and sale of the Notes and the Guarantee other than each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (as approved by the Underwriters pursuant to Section 3.A(h)) or the Registration Statement, each as amended or supplemented prior to or as at the Time of Delivery;
     (f) The financial report of the Guarantor included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) presents fairly, in all material respects, the financial position of the Total State Sector as at June 30, 2008, and its financial performance and cash flows for the year then ended in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations), (ii) is in accordance with the Public Finance and Audit Act 1983 of New South Wales and (iii) accords with the books and records of the Treasurer of the State of New South Wales;
     (g) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus in respect of the Guarantor, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in or affecting the financial, economic or political conditions or the financial or economic prospects of the Guarantor, and (ii) the due payment of the Notes as to principal and interest when the same shall become due and payable whether at maturity or otherwise will be guaranteed by the Guarantor;
     (h) The Guarantor has full power and authority to enter into this Agreement, to Guarantee the Notes and to perform and comply with the terms and provisions of this Agreement to be performed and complied with by it; all action required to be taken for the due and proper authorization, execution and delivery by the Guarantor of this Agreement and the consummation of the transactions contemplated hereby as they relate to the Guarantor has been duly and validly taken; and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions herein, as they each relate to the Guarantor, do not and will not result in a breach of any of the provisions of the laws of the State of New South Wales or the Commonwealth of Australia or result in a breach of any of the terms or provisions of or constitute a default under any agreement or instrument to which the Guarantor is a party or by which it is bound;
     (i) No litigation or proceeding of any kind is pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor which in any such case could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its payment obligations under the Guarantee;
     (j) The Guarantor acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person; additionally, no Underwriter is advising the Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto; any review by the Underwriters of the Corporation, the Guarantor, the transaction contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Corporation or the Guarantor;
     (k) All obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and may be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by a person for or on behalf of the State of New South Wales without any further appropriation other than Section 22I of the PAFA Act; and
     (l) The Guarantor has the power to submit, and pursuant to this Agreement has submitted legally, validly, effectively and irrevocably, to the jurisdiction of any State or Federal court in The City of or State of New York; and the Guarantor has the power to designate, appoint and empower, and pursuant to this Agreement has designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Notes and the Guarantee in any State or Federal court in The City of or State of New York, as provided herein and in such documents.
     C. Any certificate signed by any officer of the Corporation or any official of the Guarantor and delivered to any Underwriter or counsel to the Underwriters in connection with an offering or sale of Notes shall be deemed a representation and warranty by the Corporation or the Guarantor, as the case may be, to such Underwriter as to the matters covered thereby.
SECTION 2. Covenants of the Underwriters
     The Corporation and the Guarantor are advised by the Manager that the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, propose to make a public offering of their respective portions of the Notes as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Notes and the Guarantee are set forth in the Time of Sale Prospectus and the Prospectus.
     Each Underwriter covenants and agrees with the Corporation that:
     (a) In connection with the offering of the Notes on behalf of the Corporation, each Underwriter confirms its awareness of, and agrees that it will solicit offers to purchase Notes and effect sales of Notes in the United States only in compliance with the requirements of United States law applicable to it, including without limitation, the Act, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act Regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”); additionally, each Underwriter severally represents to and agrees that it has complied and will comply with the selling restrictions contained in Schedule III hereto; and
     (b) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Corporation, the Guarantor and each other Underwriter that, unless it obtains the consent of the Corporation and the other applicable Underwriters (if any) prior to the use thereof, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission, provided the prior consent of the Corporation and the other applicable Underwriters (if any) shall be deemed to have been given in respect of any Issuer Free Writing Prospectus, including any Terms Sheet (as defined in Section 3.A(h)(2)) agreed among the Corporation and the Manager on behalf of the Underwriters, and to communications described in Sections 3.A(j) and 3.B(f).
SECTION 3. Covenants of the Corporation and the Guarantor
     A. The Corporation covenants with each Underwriter as follows:
     (a) The Corporation will deliver one manually signed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) to the Manager and as many conformed copies of such documents to each Underwriter as each Underwriter may reasonably request; the Corporation will furnish to each Underwriter as many copies of the Time of Sale Prospectus and the Prospectus (as amended or supplemented) as soon as possible and in such quantities as each Underwriter shall reasonably request so long as the Corporation or such Underwriter is required to deliver a Time of Sale Prospectus or Prospectus in connection with sales or solicitations of offers to purchase the Notes;
     (b) The Corporation will prepare the Prospectus in a form approved by the Manager and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; the Corporation will notify each Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the

Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; the Corporation will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;
     (c) At any time when a Prospectus is required to be delivered in connection with the sale of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the Act) (the “Prospectus Delivery Period”), the Corporation will comply with all requirements imposed upon the Corporation by the Act and the Exchange Act, as now and hereinafter amended, and by the Securities Act Regulations, as from time to time in force, so far as necessary to permit the continuance of the sale of or a dealing in the Notes as contemplated by the provisions hereof and by the Time of Sale Prospectus and the Prospectus; if at any time within the Prospectus Delivery Period, in the case of the Prospectus, or prior to the Time of Delivery (as defined in Section 4(b)), in the case of the Time of Sale Prospectus, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the Act, the Exchange Act or the Securities Act Regulations, the Corporation shall give immediate notice thereof, confirmed in writing, to each Underwriter and the Corporation and the Guarantor will promptly prepare and file (at the expense of the Corporation) with the Commission such amendment or supplement, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements;
     (d) The Corporation will give each Underwriter notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, will furnish each Underwriter with copies of any such amendment or supplement or other documents proposed to be filed in either case a reasonable time in advance of filing, and will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement before it is filed or used;
     (e) The Corporation will endeavor, in cooperation with the Manager, to qualify the Notes (including the Guarantee of the Notes) for offering and sale and determine their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Manager may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes by the Underwriters, and if such qualifications shall be suspended, the Corporation will make every reasonable effort to obtain the lifting of such suspension of qualification at the earliest possible moment; provided, however, that the Corporation shall not be required to qualify the Notes in any state in which such qualification requires the Corporation to file a consent to service of process or to qualify to do business or where such qualification would, in the Corporation’s opinion, cause the Corporation to be subject to taxation by such state; the Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified;
     (f) At any time when a Prospectus is required to be delivered in connection with the sale of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the Act), the Corporation will immediately notify each Underwriter by telephone or facsimile of any downgrading in the rating of the Notes or any other debt securities of the Corporation, or any proposal to downgrade the rating of the Notes or any other debt securities of the Corporation, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), as soon as the Corporation learns of such downgrading or proposal to downgrade;
     (g) To the extent that any tax on supply imposed by or through A New Tax System (Goods and Services Tax) Act 1999 or any related tax imposition Act (“GST”) is payable in respect of the remuneration payable to the Underwriters, the Corporation shall increase the amount of fees payable to each Underwriter hereunder by an amount equal to the GST payable by each Underwriter in respect of the supply provided that if, for whatever reason, GST is no longer payable in respect of the supply by an Underwriter then, if the Underwriter receives a refund of GST from the Australian Taxation Office, the Underwriter shall refund to the Corporation the additional amount the Corporation paid on account of GST. The Corporation will not have any obligation to pay any increased consideration to the Underwriters for a supply as a result of this Section 3.A(g) until:
(1)	the Corporation is required to pay an amount to the Underwriter for the supply provided;

(2)	the Underwriter has given the Corporation a correctly rendered tax invoice and/or adjustment note in relation to the supply; and

(3)	the Underwriter has done all things reasonably necessary upon request to assist the Corporation to enable it to claim and obtain any input tax credit available (where entitled) to the Corporation in respect of the supply;
     (h) (1) The Corporation shall not, subject to Section 3.A(h)(2) of this Agreement, make any offer relating to any Notes that would constitute an Issuer Free Writing Prospectus (including a Term Sheet, as defined below) without the prior consent of the Underwriters; the Corporation shall comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Corporation notified or notifies the Manager as described in this subsection, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Notes, including the Prospectus deemed to be part thereof that has not been superseded or modified; if at any time from the issuance of an Issuer Free Writing Prospectus to the completion of the distribution of the Notes there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes, including the Time of Sale Prospectus or Prospectus deemed to be part thereof that has not been superseded or modified, the Corporation shall promptly notify the Underwriters and shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict;
          (2) The Corporation may prepare a term sheet (as applicable, each a “Term Sheet”), containing a description of the Notes, which shall be in a form approved by the Manager and substantially consistent with the terms agreed orally and confirmed in writing in this Agreement or otherwise; any such Term Sheet shall constitute an Issuer Free Writing Prospectus and the Corporation shall file such Term Sheet with the Commission pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule;
     (i) So long as any of the Notes are outstanding, the Corporation will furnish to each Underwriter as soon as practicable after the end of each fiscal year of the Corporation, the annual report of the Corporation, including financial statements of the Corporation as at the end of and for such year, all in reasonable detail and reported upon by the Auditor General of the State of New South Wales, or any successor independent auditor, and, as soon as practicable after the publication thereof, the annual budget and statement of revenue and expenditures of the Guarantor; as soon as practicable after the close of its fiscal year, the Corporation will make generally available to the holders of the Notes an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and the Securities Act Regulations; and
     (j) The Corporation consents to the use (including the making of statements) by the applicable Underwriters of (i) information with respect to the terms of the Notes and the Guarantee in communications conveying information related to the offering of the Notes and the Guarantee to investors prior to the preparation of a Term Sheet and/or Time of Sale Prospectus by the Corporation, (ii) information consistent with information that would be contained in a notice under Rule 134 under the Act and not inconsistent with information specifically set forth in the Time of Sale Prospectus, (iii) information that describes the final terms of the Notes, the Guarantee or their offering and that is consistent with the Term Sheet approved pursuant to Section 3.A(h)(2) of this Agreement and the

Time of Sale Prospectus, each of which have, or will be, filed by the Corporation with the Commission under the Securities Act Regulations, and (iv) information consistent with information that is in the public domain and is not inconsistent with information specifically set forth in the Time of Sale Prospectus, which in the case of (i) through (iv) of this subsection (except to the extent set forth therein) would not be required to be filed by the Underwriters, the Corporation or the Guarantor with the Commission under the Securities Act Regulations.
     B. The Guarantor covenants with each Underwriter as follows:
     (a) At any time when a Prospectus is required to be delivered in connection with the sale of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the Act), the Guarantor will comply with all of the requirements imposed upon the Guarantor by the Act and the Exchange Act, as now and hereinafter amended, and by the Securities Act Regulations, as from time to time in force, so far as necessary to permit the continuance of the sale of or a dealing in the Notes as contemplated by the provisions hereof and by the Time of Sale Prospectus and the Prospectus; if during such period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the Act, the Exchange Act or the Securities Act Regulations, the Corporation or the Guarantor shall give immediate notice, confirmed in writing, to each Underwriter to cease the solicitation of offers to purchase the Notes in the Underwriter’s capacity as Underwriter and to cease sales of any Notes the Underwriters may then own as principal, and then if, at the time of any notification to suspend solicitations, any Underwriter shall own any of the Notes with the intention of reselling them, or the Corporation has accepted an offer to purchase Notes but the related settlement has not occurred, the Guarantor will promptly prepare, or assist the Corporation in preparing (at the expense of the Corporation), and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements;
     (b) With respect to each sale of Notes and as soon as practicable after the close of its fiscal year, the Guarantor will make generally available to the holders of the Notes a statement of its revenues and expenses, covering a period of at least twelve months beginning after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Act and the Securities Act Regulations;
     (c) The Guarantor will give each Underwriter notice, or cause the Corporation to give each Underwriter notice, of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, will furnish each Underwriter, or will cause the Corporation to furnish each Underwriter, with copies of any such amendment or supplement or other documents proposed to be filed in either case a reasonable time in advance of filing, and will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement before it is filed or used;
     (d) The Guarantor will notify each Underwriter immediately, and confirm the notice in writing, or will cause the Corporation to notify each Underwriter immediately and confirm such notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; the Guarantor, in cooperation with the Corporation, will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;
     (e) The Guarantor will assist, in cooperation with the Manager and the Corporation, in qualifying the Notes (including the Guarantee of the Notes) for offering and sale and determining their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Manager may designate and will assist in maintaining such qualifications in effect for as long as may be required for the distribution of the Notes by the Underwriters; subject to the limitations set forth in this Section 3.B(e), the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified, and if such qualifications shall be suspended, the Guarantor will make every reasonable effort to obtain the lifting of such suspension of qualification at the earliest possible moment; provided, however, that the Guarantor shall not be obligated to file a consent to service of process in any jurisdiction; and
     (f) The Guarantor consents to the use (including the making of statements) by the applicable Underwriters of (i) information with respect to the terms of the Notes and the Guarantee in communications conveying information related to the offering of the Notes and the Guarantee to investors prior to the preparation of a Term Sheet and/or Time of Sale Prospectus by the Corporation, (ii) information consistent with information that would be contained in a notice under Rule 134 under the Act and not inconsistent with information specifically set forth in the Time of Sale Prospectus, (iii) information that describes the final terms of the Notes and the Guarantee or their offering and that is consistent with the Term Sheet approved by the Corporation pursuant to Section 3.A(h)(2) of this Agreement and the Time of Sale Prospectus, each of which have, or will be, filed by the Corporation with the Commission under the Securities Act Regulations, and (iv) information consistent with information that is in the public domain and is not inconsistent with information specifically set forth in the Time of Sale Prospectus, which in the case of (i) through (iv) of this subsection (except to the extent set forth therein) would not be required to be filed by the Underwriters, the Corporation or the Guarantor with the Commission under the Securities Act Regulations.
SECTION 4. Delivery and Payment
     (a) The Notes to be purchased by the Underwriters hereunder shall be delivered by or on behalf of the Corporation to the Manager, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, against payment by or on behalf of the Underwriters at the purchase price specified in the introductory paragraph of this Agreement, plus accrued interest, if any, from [•], 2009 to the date of payment and delivery of the principal amount of the Notes, by wire transfer of Federal (same-day) funds to the accounts specified by the Corporation at least forty-eight hours in advance.
     (b) The time and date of such delivery and payment shall be [9:30 a.m.], New York time, on [•], 2009 or such other time and date as the Manager and the Corporation may agree upon in writing; such time and date for delivery of the Notes is herein called the “Time of Delivery”.
     (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6(b) hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 6(d) hereof, will be delivered at the offices of Sullivan & Cromwell, Level 27, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia (the “Closing Location”), and the Notes will be delivered to the Custodian for DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] [a.m.], Sydney time, on the date of the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
SECTION 5. Payment of Expenses
          The Corporation, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all reasonable expenses incidental to the performance of the obligations of the Corporation and the Guarantor hereunder, will pay the expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with the matters referred to in Sections 3.A(e) and 3.B(e) hereof and the preparation of memoranda relating thereto, and will pay any fees charged by investment rating agencies for rating the Notes, the cost of furnishing to the Underwriters copies of the Registration Statement, the Prospectus, any Preliminary

Prospectus, any Issuer Free Writing Prospectus and each amendment and supplement thereto, in such numbers as the Underwriters may reasonably request, the reasonable fees and disbursements of its and the Underwriters’ U.S. legal counsel, the costs and charges of the Fiscal Agent relating to its duties under the Fiscal Agency Agreement and the Notes, FINRA filing fees and expenses, out-of-pocket expenses of the Underwriters in connection with delivery of the Time of Sale Prospectus and the Prospectus and the cost of preparing, issuing and delivering the Notes. The Corporation shall not in any event be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.
SECTION 6. Conditions of Obligations
          The obligations of each Underwriter hereunder to purchase the Notes to be delivered at the Time of Delivery will be subject to the accuracy of the representations and warranties on the part of the Corporation and the Guarantor herein contained as of the date hereof and as of the Time of Delivery, to the accuracy of the statements of any duly authorized officer or official of the Corporation and the Guarantor made in any certificate furnished pursuant to the provisions of Section 6(b)(1), to the performance and observance by the Corporation and the Guarantor of all their respective covenants and other obligations hereunder and to the following further conditions:
     (a) (1) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission; (2) no Underwriter shall have been advised by the Corporation that the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading; and (3) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions or the financial or economic prospects of the Guarantor except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus;
     (b) At the Time of Delivery the Manager shall have received:
(1)	A certificate or certificates, dated as of such time, signed by the Chief Executive of the Corporation in respect of the Corporation and by the Secretary of the Treasury of the Government of New South Wales in respect of the Guarantor, in which such persons, shall state that the representations and warranties of the Corporation and the Guarantor in this Agreement are true and correct, that the Corporation and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such time, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and, if applicable, the Time of Sale Prospectus with respect to the Notes, there has been no material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions or the financial or economic prospects of the Guarantor except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus;

(2)	An opinion, dated as of such time, of Mallesons Stephen Jaques, Australian counsel to the Corporation and the Guarantor, or such other counsel satisfactory to the Manager receiving such opinion, with respect to the Corporation being duly constituted, the validity of the Notes and the Guarantee of the Notes by the Guarantor, the Registration Statement, the Prospectus, the Time of Sale Prospectus (if applicable) and other related matters as they may require with respect to matters governed by New South Wales and Australian law, and the Corporation and the Guarantor shall have furnished to such counsel such documents as he requests for the purpose of enabling him to pass upon such matters; in rendering such opinions, such counsel may rely on the opinion of Sullivan & Cromwell (or other counsel satisfactory to the Manager receiving such opinions) as to all matters governed by United States law;

(3)	An opinion and disclosure letter, dated as of such time, of Sullivan & Cromwell, special U.S. counsel to the Corporation and the Guarantor, or such other counsel satisfactory to the Manager receiving such opinion and letter, with respect to the validity under the laws of New York and the United States of America of the Notes and the Guarantee of the Notes by the Guarantor, the Registration Statement, the Prospectus, the Time of Sale Prospectus (if applicable) and other related matters as they may require, and the Corporation and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; in giving their opinion,
Sullivan &

Cromwell may rely on the opinions of the Mallesons Stephen Jaques (or other counsel satisfactory to the Manager receiving such opinions) as to all matters governed by New South Wales and Australian law;

(4)	An opinion and negative assurance letter, dated as of such time, of Skadden, Arps, Slate, Meagher & Flom, U.S. counsel to the Underwriters, or such other counsel satisfactory to the Manager receiving such opinion and letter, with respect to such matters as the Manager receiving such opinion may reasonably request, and the Corporation and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters; and

(5)	From the Auditor General of the State of New South Wales, or any successor independent auditor, a letter, dated as of such time, and delivered at such time, substantially in the form attached hereto as Annex A.
     (c) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Australian Stock Exchange; (ii) a general moratorium on commercial banking activities (A) in New York declared by either U.S. federal or New York State regulatory authorities or (B) in Australia declared by the Australian regulatory authorities or a material disruption in commercial banking or securities settlement or clearance systems in the United States or Australia; (iii) any outbreak or escalation of hostilities, other insurrections or armed conflict in which the United States of America or the Commonwealth of Australia is involved or any declaration of a national emergency or war by either of such countries, or any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. or Australian financial markets; (iv) any downgrading in the rating of any debt securities of the Corporation or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); or (v) any amendment to the laws, regulations or published tax rulings of the United States or Australia which could reasonably be expected to have a material adverse effect on the holders of the Notes, which in the case of any of the events described in clauses (i) through (iv) above, individually or in the aggregate, in the sole judgment of the Manager, makes it impracticable or inadvisable to proceed with the consummation of the purchase of Notes by the Underwriters for sale to others on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus, each as then amended or supplemented.
     (d) At the Time of Delivery, the Underwriters shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Corporation and the Guarantor in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters.
     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Corporation at any time at or prior to the Time of Delivery and such termination shall be without liability of any party to any other party, except that the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Section 7 and 8 hereof, and the provisions of Section 10, 13 and 16 hereof shall remain in effect.
SECTION 7. Indemnification
     (a) Each of the Corporation and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:
(1)	against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Time of Sale Prospectus (or any part thereof), any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Corporation or the Guarantor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Time of Sale Prospectus or any Issuer Free Writing Prospectus;

(2)	against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to any Underwriter furnished by such Underwriter as aforesaid) if such settlement is effected with the written consent of the Corporation and the Guarantor; and

(3)	against any and all expense whatsoever (including, subject to Section 7(d) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to any Underwriter furnished by such Underwriter as aforesaid), to the extent that any such expense is not paid under (1) or (2) above;
     (b) Each Underwriter on a several and not joint basis agrees to indemnify and hold harmless each of the Corporation and the Guarantor, each of the Corporation’s officials, officers and representatives who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus (or any part thereof) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Corporation or the Guarantor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus, it being understood and agreed that the only such information consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated [•], 2009: [insert description of information provided by Underwriters].
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced or asserted against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under Section 7(a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or (b) above.

     (d) In case any such action is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party as to its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnifying party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     (e) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8. Contribution
          If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b) (otherwise than pursuant to the express terms thereof), then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or (b) (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Guarantor, on the one hand, and any Underwriter, on the other, from the offering pursuant to this Agreement of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the Guarantor, on the one hand, and any Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Corporation and the Guarantor, on the one hand, and any Underwriter, on the other, shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Notes (before deducting expenses) received by the Corporation bear to the total discounts and commissions received by such Underwriter from the offering of such Notes pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and the Guarantor or such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8. Notwithstanding the provisions of Section 7 and this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by it pursuant to this Agreement or upon resale of Notes purchased by it from the Corporation exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Underwriter in this Section 8 to contribute are several, in the same proportion to their respective purchase obligations hereunder and not joint.
SECTION 9. Status of the Underwriters; Default by an Underwriter
     (a) Nothing herein contained shall constitute the Underwriters an association, joint venture or partnership, with the Corporation or the Guarantor or with each other.
     (b) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at the Time of Delivery, the Manager may in their discretion arrange for an Underwriter or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Manager do not arrange for the purchase of such Notes, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Manager to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Manager notify the Corporation that they have so arranged for the purchase of such Notes, or the Corporation notifies the Manager that they have so arranged for the purchase of such Notes, the Manager or the Corporation shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Manager opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.
     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Manager and the Corporation as provided in subsection (b) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Notes to be purchased at the Time of Delivery, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (d) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Manager and the Corporation as provided in subsection (b) above, the aggregate amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate amount of all of the Notes to be purchased at the Time of Delivery, or if the Corporation shall not exercise the right described in subsection (c) above to require non-defaulting Underwriters to purchase the Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation or the Guarantor, except for the expenses to be borne by the Corporation and the Guarantor and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
SECTION 10. Representations, Warranties and Agreements to Survive Delivery
          All representations, warranties and agreements (including, without limitation, indemnities and rights to contribution) contained in this Agreement or contained in certificates of officers of the Corporation or the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Corporation or the Guarantor, and shall survive each delivery of and payment for any of the Notes.
SECTION 11. Termination
          In the event of any termination of this Agreement pursuant to Section 9 hereof, neither the Company nor the Guarantor will have any liability to any Underwriter except that the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10, 13 and 16 hereof shall remain in effect.
SECTION 12. Notices
          All notices and other communications hereunder shall be delivered in person, sent by registered airmail post or by telex, email or facsimile transmission or communicated by telephone (subject in the case of communication by telephone to confirmation within 24 hours by letter delivered by one of the foregoing means) and shall be effective upon receipt, provided that an e-mail shall be deemed received when a return receipt is received; and provided further always that the failure of any letter, facsimile, email or telex confirmation to be delivered to or received by the party to whom it is addressed shall not invalidate the telephone communication in respect whereof it is sent. Notices to the Underwriters shall be directed in the case of J.P. Morgan Securities Inc. to: 270 Park Avenue, New York, New York 10017 (facsimile no. +1 212 834 6081), attention: Investment Grade Syndicate Desk, with a copy to J.P. Morgan Australia Limited, Level 32 Grosvenor Place, 225 George Street, Sydney NSW 2000 Australia (facsimile no. +61 2 9251 3371): Attention: Debt Capital Markets; email: stuart.g.raynes@jpmorgan.com; in the case of any other Underwriter, to such Underwriter in care of J.P. Morgan Securities Inc. at the foregoing address; notices to the Corporation shall be directed to: New South Wales Treasury Corporation, Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000, Australia (facsimile no. +61 2 9325 9333; email stephen.knight@tcorp.nsw.gov.au), attention: Chief Executive); and notices to the Guarantor shall be directed to: New South Wales Treasury, Level 26, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, attention: Secretary (facsimile no. +61 2 9221 7029; email treasury_ofm@treasury.nsw.gov.au).
SECTION 13. Parties
          This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Underwriters’ respective successors and controlling persons referred to in Section 7 hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained; provided, however, that it is hereby agreed and acknowledged that Sections 14(b) and 15(b) are for the benefit of the holders from time to time of the Notes, as third-party beneficiaries. Subject to the proviso in the immediately preceding sentence, this Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. Subject to the proviso in the second immediately preceding sentence, no purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.
SECTION 14. Governing Law; Waiver of Immunity
     (a) This Agreement shall be governed by the laws of the State of New York without reference to the principles of conflicts of laws thereof (other than Section 5-1401 of the New York General Obligations Law), except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of New South Wales.
     (b) To the extent that the Corporation or the Guarantor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Corporation or the Guarantor, or their respective assets or revenues, the Corporation and the Guarantor each agree not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction. The foregoing waiver of immunity is subject to Section 7(2) of the Crown Proceedings Act 1988 of New South Wales which prevents executive, attachment or similar process being issued out of any Australian court against the Corporation (to the extent the Corporation is, for the purposes of such Act, taken to be the Crown (as defined therein)) or the Guarantor or against any property of either of them. However, under Section 7(1) of that Act, the Treasurer of New South Wales shall pay (out of any money legally available) all money payable by the Corporation (to the extent the Corporation is, for the purposes of such Act, taken to be the Crown (as defined therein)) and the Guarantor under any judgment of any competent court, including any interest, except to the extent that the money is paid by some person other than the Treasurer. THE GUARANTOR HEREBY AGREES AND ACKNOWLEDGES THAT, IN ADDITION TO THE UNDERWRITER, THIS SECTION 14(b) IS ALSO FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF THE NOTES, AS THIRD-PARTY BENEFICIARIES.
SECTION 15. Consent to Service; Jurisdiction
     (a) Each of the Corporation and the Guarantor hereby appoints CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any person controlling any Underwriter, arising out of or based upon this Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York, and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Notes remain outstanding except that if, for any reason, such agent ceases to act in such capacity, each of the Corporation and the Guarantor will appoint another person in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent. Notwithstanding the foregoing, each of the Corporation and the Guarantor reserve the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion without the consent of the Authorized Agent, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. Each of the Corporation and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to the Corporation or the Guarantor, as the case may be, at the addresses set forth in Section 12 hereof shall be deemed in every respect effective service of process upon the Corporation or the Guarantor, as the case may be. Notwithstanding the foregoing, any action by any Underwriter, or by any person controlling any Underwriter, arising out of or based upon this Agreement may be instituted in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. Each of the Corporation and the Guarantor hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section 15 in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom.
     (b) Furthermore, the Guarantor hereby appoints the Authorized Agent as its authorized agent upon which process may be served in any action by any holder of Notes arising out of or based upon the Notes or the Guarantee which may be instituted in any State or Federal court in The City or State of New York, and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Notes remain outstanding except that if, for any reason, such agent ceases to act in such capacity, the Guarantor will appoint another person in New York, selected in its discretion, as such Authorized Agent. Notwithstanding the foregoing, the Guarantor reserves the right to appoint another person located or with an office in New York, selected in its discretion without the consent of the Authorized Agent, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. The Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to the Guarantor at the addresses set forth in Section 12 hereof shall be deemed in every respect effective service of process upon the Guarantor. Notwithstanding the foregoing, any action by any holder of Notes arising out of or based upon the Notes or the Guarantee may be instituted in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. The Guarantor hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based upon the Notes or the Guarantee which may be instituted as provided in this Section 15 in any State or Federal court in The City or the State of New York or in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. THE GUARANTOR HEREBY AGREES AND ACKNOWLEDGES THAT THIS SECTION 15(b) IS FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF THE NOTES, AS THIRD-PARTY BENEFICIARIES.

SECTION 16. Judgment Currency
          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Manager could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Corporation or the Guarantor in respect of any sum due from it to any Underwriter hereunder shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Corporation and the Guarantor each agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased or which could have been so purchased had such Underwriter purchased United States dollars with such other currency are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Corporation or the Guarantor, as applicable, an amount equal to the excess of the United States dollars so purchased or which could have been so purchased over the sum originally due to such Underwriter hereunder.
SECTION 17. Stabilization
          Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Notes shall be effected by them (outside Australia and not on a market operated in Australia) to the extent permitted by applicable laws and directives, on their own behalf and not as agents of the Corporation or the Guarantor, and any gain or loss arising therefrom shall be for their own account. The Underwriters also acknowledge that neither the Corporation nor the Guarantor has authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable law.
SECTION 18. Foreign Taxes
          Any amounts payable hereunder to an Underwriter shall be made free and clear of and without withholding or deduction for or on account of any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees deductions or withholdings of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Australia or any political subdivision thereof or by any jurisdiction, other than the United States of America or any taxing authority or political subdivision thereof, in which the Corporation has a branch, an office or agency from which payment is made, excluding (i) any such tax which could not have been imposed if such Underwriter had no present or former connection with any such jurisdiction other than the performance of its obligations hereunder and (ii) any income or franchise tax imposed on the overall net income of such Underwriter imposed by the

United States of America or the State of New York (all such non-excluded taxes, the “Foreign Taxes”) or by the jurisdiction of its incorporation. If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then the Corporation agrees to pay an additional amount so that after making any deduction for such Foreign Taxes (including all Foreign Taxes payable on such additional amounts) the Underwriter is entitled to receive an amount equal to the amount that would have been payable if no Foreign Taxes had been so withheld or deducted.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours, NEW SOUTH WALES TREASURY CORPORATION
By:
Name:
Title:

THE CROWN IN RIGHT OF NEW SOUTH WALES
By:
Name:
Title

CONFIRMED AND ACCEPTED, as of
the date first above written:

J.P. MORGAN SECURITIES INC.

By:
Name:
Date:

SCHEDULE I

Principal Amount
Name of Underwriter	of Notes to be Purchased
J.P. Morgan Securities Inc.
Daiwa Securities America Inc.

Total

I-1

SCHEDULE II
ISSUER FREE WRITING PROSPECTUS
Part A
[Electronic road show related to the offering contemplated herein recorded at
[location] on [•], 2009 and made available at http://www.netroadshow.com. ]
Part B
Term Sheet, dated [•], 2009.

II-1

SCHEDULE III
SELLING RESTRICTIONS
     Each Underwriter will (to the best of its knowledge and belief) comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Time of Sale Prospectus and the Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Corporation nor any other Underwriter shall have responsibility therefor.
     No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) (“Corporations Act”) in relation to the Notes has been or will be lodged with the Australian Securities and Investment Commission (“ASIC”). Each of the Underwriters, severally and not jointly, represents and warrants to, and agrees with, the Corporation that, in connection with its solicitation of offers to purchase Notes or its initial distribution of any Notes purchased by it as principal:
     (i) It will not offer or sell Notes, directly or indirectly, in the Commonwealth of Australia, its territories and possessions (“Australia”) and that:
     (A) it has not offered for issue or sale, invited applications for the issue or purchase of, any Notes in Australia (including an offer or invitation which is received by a person in Australia); it will not offer for issue or sale, invite applications for the issue of, or to purchase, any Notes in Australia (including an offer or invitation which is received by a person in Australia); and it has not distributed or published, and will not distribute or publish, any preliminary or final prospectus, advertisements or other offering material relating to the Notes in Australia, unless:
(1)	(I) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the Notes is a minimum amount (disregarding amounts, if any, lent by the Corporation or other person offering the Notes or an associate (as defined in Division 2 of Part 1.2 of the Corporations Act of either of them) of A$500,000 (or its equivalent in an alternate currency); or (II) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act; and;

(2)	such action does not require any document to be lodged with the Australian Securities and Investment Commission.
     (ii) (A) it will offer such Notes for sale within 30 days of their issue date:
(1)	to at least 10 persons each of whom at the time of the offer (I) it believes on reasonable grounds was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets

(including, without limitation, any person it reasonably believes to be a “qualified institutional buyer” within the meaning of Rule 144A) and (II) was not known, or suspected, by its employees directly involved in the sale to be an “associate” (as defined in section 128F(9) of the Income Tax Assessment Act 1936 of Australia (the “Tax Act”)) of any other person covered by this subsection (ii)(A)(1);

(2)	to at least 100 persons who it would be reasonable to regard as either having acquired debentures (such as the Notes) in the past or is likely to be interested in acquiring debentures (such as the Notes); or

(3)	as a result of negotiations being initiated publicly in electronic form (such as Reuters or the Bloomberg system or any other electronic financial information system which is used by financial markets for dealing in debentures (such as the Notes), or in another form, which is used by financial markets for dealing in debentures (such as the Notes).
     (B) in connection with the primary distribution of the Notes, it will not sell any of the Notes (or any interest in any of the Notes) to any person, if, at the time of such sale, its employees directly involved in the sale knew or suspected that, as a result of the sale, such Notes would be acquired (directly or indirectly) by an Offshore Associate (other than in the capacity of dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered managed investment scheme). “Offshore Associate” means an “associate” (as defined in section 128F(9) of the Tax Act) of the Corporation that is either (a) a resident of Australia that acquires the Notes in carrying on business at or through a permanent establishment outside Australia or (b) a non-resident of Australia that does not acquire the Notes in carrying on business at or through a permanent establishment in Australia. For the avoidance of doubt, if an Underwriter in respect of an offering of Notes does not know or suspect that a person is an Offshore Associate of the Corporation, nothing in this paragraph (ii)(B) obliges that Underwriter to make positive enquiries of that person to confirm that person is not an Offshore Associate.
     (C) it will provide to the Corporation so far as it is reasonably able to do so, within 30 days after the receipt of the Corporation’s request, such information and documentation which is reasonably requested by the Corporation in relation to its marketing efforts under subsection (ii)(A) above to assist the Corporation demonstrate (to the extent necessary) that the “public offer” test under section 128F of the Tax Act has been satisfied, provided, however, that no Underwriter shall be obliged to disclose (I) any information which reveals the identity of any person to whom the offer or invitation was made or any purchaser of any Note or any information from which such identity would be capable of being ascertained, (II) any information which is customarily regarded by it as confidential or the disclosure of which would be contrary or prohibited by any relevant law, regulation, directive or by any agreement or undertaking or (III) any information or documentation after a period of 6 years from the issue date of the Notes.

ANNEX A
FORM OF AUDITOR GENERAL COMFORT LETTER
[•], 2009
[Underwriters
     c/o the Manager]
Dear Sirs:
I refer to the Prospectus dated [•] (the “Prospectus”), relating to the issue primarily in the United States of up to US$[•] of [•]% Guaranteed Notes due 20[•] (the “Notes”) by New South Wales Treasury Corporation (the “Corporation”), and my audit responsibilities with respect to the books, accounts and financial records of the New South Wales Total State Sector Accounts and of the Corporation.
For the purposes of the Prospectus, I confirm as follows:
New South Wales Treasury Corporation
I have examined the financial statements of the Corporation and the notes thereto, for the years ended 30 June 2007 and 30 June 2008 and confirm as follows:
Pursuant to the Public Finance and Audit Act 1983, as Auditor-General of New South Wales, I am the independent authorised auditor of the Corporation. I have audited the financial statements of the Corporation for the years ended 30 June 2007 and 30 June 2008 and have issued an unmodified Independent Audit Reports in relation to the Corporation, in respect of both years. My examination included a review of the accounting records of the Corporation and such tests and such other auditing procedures as I considered necessary to comply with Australian Auditing Standards and the Public Finance and Audit Act 1983.
Further, I advise that nothing has come to my attention that would lead me to believe that there has been a material adverse change in the financial position of the Corporation since 30 June 2008.
Total State Sector Accounts
I have examined the financial statements of the NSW Total State Sector (Total State Sector Accounts) and the notes thereto, for the years ended 30 June 2007 and 30 June 2008 and confirm as follows:
Pursuant to the Public Finance and Audit Act 1983, as Auditor-General of New South Wales, I am the independent authorised auditor of the NSW Total State Sector. I have audited the financial statements of the NSW Total State Sector for the years ended 30 June

2007 and 30 June 2008 and have issued Qualified Independent Audit Reports in relation to the NSW Total State Sector, in respect of both years. The Reports were qualified because I was unable to obtain all information required to form an opinion on the value of Crown Reserves that should be recorded as land, as the State has not yet completed its project of identifying and valuing such land. Subject to such qualifications, in my opinion the Reports:
•	present fairly, in all material respects, the financial position of the Total State Sector as at 30 June 2007 and 30 June 2008, and its financial performance and cash for the years then ended in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations);

•	are in accordance with the Public Finance and Audit Act 1983; and

•	accord with the books and records of the Treasurer.
My examination included a review of the accounting records of the Treasurer and such tests and such other auditing procedures as I considered necessary to comply with Australian Auditing Standards and the Public Finance and Audit Act 1983.
This letter is only for the information of persons to whom it is addressed and it is not to be quoted from or referred to in whole or in part, in any literature relating to the issue of the abovementioned Notes (other than in the Underwriting Agreement dated [•], 2009 and in any list of closing documents relating to such issue) or otherwise.
Yours sincerely
Auditor General of New South Wales

*	Note: Auditor-General Comfort Letter to be delivered as of the Applicable Time and the Time of Delivery.